Exhibit 10.2

FOURTH AMENDMENT TO EMPLOYMENT AGREEMENT

This Fourth Amendment to Employment Agreement (“Fourth Amendment”), effective as of April 4, 2017 (the “Effective Date”) is entered into by and between ArQule, Inc., a Delaware corporation (the “Company”) with its principal offices at One Wall Street, Burlington, Massachusetts 01803, and Paolo Pucci (“Executive”). The purpose of this Fourth Amendment is to amend the employment agreement dated as of April 15, 2008 between the Company and Executive, as previously amended (the “Employment Agreement”). Capitalized terms used but not defined in this Fourth Amendment shall have the meanings ascribed to them in the Employment Agreement.

In consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Company and Executive (collectively, the “Parties”) hereby agree as follows:

1	Term of Employment. Section 1 of the Employment Agreement, as amended, is hereby amended and replaced in its entirety with the following:

“The Company hereby agrees to continue to employ Executive, and Executive hereby accepts such continued employment with the Company, upon the terms and subject to the conditions set forth in the Employment Agreement. The Parties agree that the employment term shall continue through April 4, 2020, unless earlier terminated in accordance with the provisions of Section 5 of the Employment Agreement (the “Employment Term”), provided that the Company shall provide Executive with no fewer than ninety (90) days advance written notice in the event it decides not to extend this Agreement beyond the Employment Term or negotiate in good faith a new agreement, and in the event the Company does not provide such 90-day advance notice, the Company shall pay Executive up to 90 days of his Base Salary in lieu of such advance notice.

2	Entire Understanding. This Fourth Amendment constitutes the entire understanding and agreement between the Parties regarding the subject matter hereof and supersedes all prior agreements, written or oral, with respect to the subject matter hereof, except that, other than as explicitly modified by the terms of this Fourth Amendment, the Employment Agreement shall remain in full force and effect in accordance with its provisions. This Fourth Amendment shall be incorporated into the Employment Agreement as an additional provision thereto.

3	Governing Law. This Fourth Amendment shall be governed by and construed and enforced in accordance with the law (other than the law governing conflict of law questions) of the Commonwealth of Massachusetts.

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IN WITNESS WHEREOF, the Parties have executed or caused to be executed this Amendment as of the date set forth above.

ARQULE, INC.		EXECUTIVE

By:	/s/ William G. Messenger	By:	/s/ Paolo Pucci
Name:	William G. Messenger	Name:	Paolo Pucci
Title:	Chairman, Compensation,
Nominating and Governance Committee

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